UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cleveland-Cliffs Inc published a news release on March 1, 2005 as follows:

CLIFFS COMMENTS ON TENDER OFFER FOR PORTMAN LIMITED

Cleveland, OH—March 1, 2005—Cleveland-Cliffs Inc (NYSE: CLF)—As announced on February 25, 2005, Cleveland-Cliffs has increased the offer price under the takeover bid for Portman Limited from A$3.40 to A$3.85 cash for each Portman share.

Cleveland-Cliffs has declared that the increased offer is final and the offer price will not be further increased. Under Australian law this means that Cleveland-Cliffs will not be able to further increase its offer price under any circumstances.

The Portman board has recommended that shareholders accept the offer (in the absence of a superior offer). In addition, the board has stated that it has not been approached by any party in relation to a rival offer since Cliffs announced its initial offer on January 12, 2005.

Cleveland-Cliffs has also stated that it will declare the offer free from all conditions if Cliffs’ relevant interest in Portman exceeds 51 percent by 5 p.m. (Sydney time) on March 8, 2005.

Under Australian law, unless Cleveland-Cliffs extends its offer or declares the offer free of conditions on or before March 10, 2005:

(a) Cleveland-Cliffs will not be able to extend its offer unless another bid emerges; and

(b) Cleveland-Cliffs will not be able to waive the conditions unless the offer period is automatically extended by law. (Under Australian law if Cleveland-Cliffs acquires more than 50 percent of Portman pursuant to the offer, the offer period will automatically be extended for a period of 14 days.)

It should be clearly understood that if the offer period is not extended, Cleveland-Cliffs will not have the ability to waive the conditions (including the 90 percent minimum acceptance condition) during the period between March 11, 2005 and March 18, 2005, and if Cliffs does not receive a minimum of 50 percent of Portman shares the offer will terminate.

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

* * * *

References in this news release to "Cleveland-Cliffs," "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. There can be no assurance that the offer to acquire the shares of Portman Limited will be accepted or that a superior offer will not emerge or any transaction completed. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2003, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

For further information please call:

CLEVELAND-CLIFFS

Media – United States
Dana Byrne
Cleveland-Cliffs
Vice President-Public Affairs
+1 (216) 694.4870

Financial Community – United States
Don Gallagher
Chief Financial Officer
Cleveland-Cliffs
+1 (216) 694.5459

Media - Australia
Kate Kerrison
Kate Kerrison + Company
(0413) 946 704
kate@katekerrison.com.au

Financial Community – Australia
Wayne Seabrook
Wilson HTM
(02) 8247 6600
wayne.seabrook@wilsonhtm.com.au

www.cleveland-cliffs.com
www.Portman.com.au

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

March 2, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary